EXHIBIT 11

                     AIR & WATER TECHNOLOGIES CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                    (in thousands except per share amounts)


                                Three Months Ended        Six Months Ended
                                    April 30,                April 30,
                                 1995        1994          1995      1994
                              ---------  ----------     ---------  ---------
Primary Earnings (Loss)
  Per Share:

1.  Income (loss) from
    continuing operations     $ (3,581)  $ (18,791)     $ (10,974) $ (49,565)

2.  Less preferred dividends      (825)          -         (1,650)         -
                              ---------  ----------     ---------  ---------

3.  Income (loss) from
    continuing operations
    applicable to common
    shareholders                (4,406)    (18,791)       (12,624)   (49,565)

4.  Income (loss) from
    discontinued operations          -     (34,956)             -    (41,579)

5.  Extraordinary item               -           -              -          -
                              ---------  ----------     ---------  ---------

6.  Net loss applicable to
    common shareholders         (4,406)    (53,747)       (12,624)   (91,144)
                              ---------  ----------     ---------  ---------

7.  Weighted average shares
    outstanding                 32,018      25,065         32,018     24,940
                              ---------  ----------     ---------  ---------

8.  Earnings (loss) per share
    from continuing
    operations (3/7)          $   (.14)  $    (.75)     $    (.39) $   (1.99)

9.  Earnings (loss) per share
    from discontinued
    operations (4/7)                 -       (1.39)             -      (1.66)

10. Loss per share on
    extraordinary item (5/7)         -           -              -          -
                              ---------  ----------     ---------  ---------

11. Net loss per share        $   (.14)  $   (2.14)     $    (.39) $   (3.65)
                              =========  ==========     =========  =========

Fully Diluted Earnings
  (Loss) Per Share:

12. Line 3. above             $ (4,406)  $ (18,791)     $ (12,624) $ (49,565)

13. Add back preferred
    dividends                      825           -          1,650          -

14. Add back interest, on
    assumed conversion of
    the Company's 8%
    Convertible Debentures       2,300       2,300          4,600      4,600
                              ---------  ----------     ---------  ---------

15. Income (loss) from
    continuing operations       (1,281)    (16,491)        (6,374)   (44,965)

16. Income (loss) from
    discontinued operations          -     (34,956)             -    (41,579)

17. Extraordinary item               -           -              -          -
                              ---------  ----------     ---------  ---------

18. Net income (loss)         $ (1,281)  $ (51,447)     $  (6,374) $ (86,544)
                              ---------  ----------     ---------  ---------

19. Weighted average shares
    outstanding (Line 7)        32,018      25,065         32,018     24,940

20. Add additional shares
    issuable upon assumed
    conversion of preferred
    shares from date             4,800           -          4,800          -
    of issuance

21. Add additional shares
    issuable upon assumed
    conversion of the
    Company's 8% Convertible
    Debentures                   3,833       3,833          3,833      3,833
                              ---------  ----------     ---------  ---------

22. Adjusted weighted average
    shares outstanding          40,651      28,898         40,651     28,773
                              ---------  ----------     ---------  ---------

23. Earnings (loss) per share
    from continuing
    operations (15/22)        $   (.03)  $    (.57)     $    (.16) $   (1.56)

24. Earnings (loss) per share
    from discontinued
    operations (16/22)               -       (1.21)             -      (1.45)

25. Loss per share from
    extraordinary item
    (17/22)                          -           -              -          -
                              ---------  ----------     ---------  ---------

26. Net income (loss)
    per share (12/15)*        $   (.03)  $   (1.78)     $    (.16) $   (3.01)
                              =========  ==========     =========  =========

- --------
* Fully diluted earnings (loss) per share are not presented as the assumed conversion of the Company's 8% Convertible Debentures is antidilutive.